          SECOND SUPPLEMENTAL INDENTURE dated as of September 24, 1997 (this "Second Supplement") between EnviroSource, Inc., a Delaware corporation (the "Company"), and United States Trust Company of New York, a New York banking corporation, as trustee (the "Trustee") under the Indenture (defined below).

                             RECITALS OF THE COMPANY
                             -----------------------

         A. The Company and the Trustee have heretofore executed and delivered an Indenture dated as of July 1, 1993 (the "Original Indenture") relating to the Company's 9 3/4% Senior Notes due 2003.

         B. The Company and the Trustee have heretofore executed and delivered a First Supplemental Indenture dated as of November 2, 1995 (the "First Supplement"; and the Original Indenture as amended by the First Supplement, the "Indenture") in accordance with the terms of Section 9.02 of the Indenture.

     C. The Company desires to amend and supplement the Indenture in accordance with the terms of Section 9.01 thereof and has requested the Trustee to join in the execution of this Second Supplement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth in the Indenture and herein, the Company and the Trustee hereby amend and supplement the Indenture as follows:

                                   AGREEMENTS
                                   ----------

         1. All defined terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

         2. Clause (i) of Section 4.11(b) of the Indenture is hereby amended by:
(a) deleting such clause in its entirety and (b) inserting, in lieu thereof, the following new clause (i):

         (i) Refinancing Indebtedness; provided, however, that the characterization of Indebtedness as Refinancing Indebtedness may not cause or permit Indebtedness Incurred under clauses (ii), (iii), (v) or (vii) below to exceed the maximum amounts allowed by the terms of each such clause, and, to that end (x) if Refinancing Indebtedness is Incurred to refinance any Indebtedness originally Incurred under either of clauses (ii) or (iii) then the amount of Indebtedness permitted under such clause in question shall be reduced by the amount of such Refinancing Indebtedness (and any Refinancing Indebtedness that directly or indirectly refinances

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such Refinancing Indebtedness) outstanding at the time of determination, and (y)
if Refinancing Indebtedness is Incurred to refinance any Indebtedness originally Incurred under either of clauses (v) or (vii) then the amount of Indebtedness permitted under such clause in question shall be reduced permanently by the amount of such Refinancing Indebtedness;

         3. This Second Supplement shall be governed by the laws of the State of New York and shall become effective as of the date first above written.

         4. Except as provided in this Second Supplement, the terms and provisions of the Indenture shall continue to remain in full force and effect from and after the date hereof.

         5. The Recitals set forth above shall be construed as the statement of the Company and, in accordance with Section 7.04 of the Indenture, the Trustee assumes no responsibility as to the validity or adequacy of this Second Supplement.

         IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers, have executed and delivered this Second Supplement as of the day and year first above written.

                                     ENVIROSOURCE, INC.


                                     By:/s/James C. Hull
                                        ----------------
                                        Title: Vice President & Chief Financial
                                                  Officer
ATTEST:


/s/Leon Z. Heller
   --------------
   Title: Secretary & General Counsel


                                     UNITED STATES TRUST COMPANY
                                     OF NEW YORK


                                     By:/s/Patricia Stermer
                                        -------------------
                                        Title: Assistant Vice President
ATTEST:


/s/Cynthia Chaney
   --------------
   Title: Assistant Vice President